UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
  February 28, 2011 (February 28, 2011)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

_______________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

            On February 28, 2011, Norfolk Southern issued a Press Release, attached hereto as Exhibit 99.1, announcing that on February 28, 2011, the Board of Directors elected Erskine Bowles to be a director of the Corporation, effective immediately.  The Board of Directors also appointed Mr. Bowles to the Finance and Compensation Committees.

            Mr. Bowles, 65, of Chapel Hill, North Carolina, has been a Senior Advisor to Carousel Capital since 2001 and is Co-Chairman of the National Commission on Fiscal Responsibility and Reform.  He is currently a director of Morgan Stanley and Cousins Properties, Inc.  Mr. Bowles was President of the University of North Carolina system from 2006 to 2010, and previously served as White House Chief of Staff under President Clinton.  Mr. Bowles was formerly a director of General Motors, North Carolina Mutual Life Insurance Company, Merck & Co., Inc., and VF Corporation.

There was no arrangement or understanding between Mr. Bowles and any other person pursuant to which he was elected as a director of Norfolk Southern.

During 2010, the Corporation interchanged traffic with the L&C Railway ("L&C"), which is a shortline railroad.  Mr. Bowles' wife and her immediate family owned substantially all of L&C directly and indirectly through a series of family trusts.  The Corporation paid L&C $3.8 million in interchange fees and related fuel surcharges through November 2010.  Mr. Bowles' wife and her immediate family sold the L&C operating assets in November 2010, prior to Mr. Bowles' election as a Norfolk Southern director.  This transaction was considered and approved in accordance with Norfolk Southern's policy regarding related person transactions.

No material plan, contract or arrangement (whether or not written) to which Mr. Bowles is a party or a participant was entered into or materially amended in connection with his joining the Board of Directors, and, other than as discussed below, Mr. Bowles did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event.

Under the terms of the Norfolk Southern Corporation Directors' Restricted Stock Plan, Mr. Bowles received a grant of 3,000 restricted shares upon his election to the Board.  These shares will be registered in Mr. Bowles' name, and he will have all rights of ownership (including the right to vote the shares and receive dividends); however, these shares may not be sold, pledged or otherwise encumbered during a restriction period which began on the date of grant and ends on the earlier of Mr. Bowles' death or six months after he becomes disabled or retires.  In the event Mr. Bowles does not retire in accordance with the terms of the plan, these shares will be forfeited.  In addition, Mr. Bowles will receive compensation consistent with that provided to all non-employee directors, as described in the Narrative to Non-Employee Director Compensation Table contained on pages 35-37 of Norfolk Southern Corporation's Proxy Statement dated March 22, 2010.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

             On February 28, 2011, the Board of Directors amended the Bylaws of Norfolk Southern Corporation, effective immediately, to increase the number of directors from 12 to 13 until the date of the 2011 Annual Meeting, at which time the number of directors shall be reduced to eleven.  The amended Bylaws are attached hereto as Exhibit 3(ii).

(d) Exhibits

               The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
3(ii)	The Bylaws of Norfolk Southern Corporation, as amended February 28, 2011.
99.1	Press Release, dated February 28, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                            ____/s/ Howard D. McFadden

                                                            Name:  Howard D. McFadden
                                                            Title:    Corporate Secretary

Date:  February 28, 2011

                                                                 EXHIBIT INDEX

Exhibit Number	Description
3(ii) 99.1	The Bylaws of Norfolk Southern Corporation, as amended February 28, 2011. Press Release, dated February 28, 2011.